PTC ANNOUNCES FISCAL FOURTH QUARTER 2019 RESULTS; PROVIDES FISCAL 2020 OUTLOOK Solid Q4’19 Revenue and Operating Margin Performance BOSTON, MA, Oct 23, 2019 - PTC (NASDAQ: PTC) today reported financial results for its fiscal fourth quarter and fiscal year ended September 30, 2019. James Heppelmann, President and CEO said “PTC’s ARR grew 12% in fiscal 2019 reflecting the strength of our technology in the markets we serve and the value we provide to our customers. We also successfully completed the transition to subscription licensing and ended the year strong across key financial metrics including revenue and margins.” Heppelmann added, “Today, we also announced PTC’s intention to acquire Onshape, creators of the first SaaS product development platform that unites next-generation CAD, data management, and collaboration tools. Onshape’s proven talent and technology are the perfect complement to PTC’s market leading on-premise CAD and PLM solutions, and will dramatically strengthen PTC’s ability to participate in the highest growth part of the market with a unique SaaS-based product offering. Most importantly, Onshape will put PTC in a position to lead the market’s inevitable shift to SaaS.” Fourth quarter and fiscal year 2019 highlights1 Additional operating and financial highlights are set forth below. For additional details, please refer to the prepared remarks and financial data tables that have been posted to the Investor Relations section of our website at investor@ptc.com. Note that all references to revenue and margins are under ASC 605.  License and subscription bookings in Q4’19 were $150 million, $5 million above the high end of our guidance range driven by strong bookings in IoT and AR, including a mega deal with our strategic alliance partner Rockwell Automation.2 FY’19 license and subscription bookings were $472 million, up 1% year over year or 4% on a constant currency basis.  ARR per the new definition was $1,116 million, or $1,134 million at the guidance Fx rate, at the end of Q4’19, in line with the targets we provided in September. This is a 10% increase, or 12% increase consistent with the guidance rate, compared to Q4’18, reflecting the strength of our recurring revenue business.  Operating cash flow was $55 million in Q4’19; FY’19 operating cash flow was $285 million. FY’19 free cash flow was $221 million and adjusted free cash flow was $245 million, increases of 4% and 13%, respectively, over Q4’18. FY’19 adjusted free cash flow excludes $25 million of restructuring payments related to our workforce realignment and headquarters relocation.  Recurring software revenue was $284 million in Q4’19, an increase of 9% year over year or 11% in constant currency. FY’19 recurring software revenue was $1,079 million, an increase of 10% year over year or 13% in constant currency. 1 We include operating and non-GAAP financial measures in our operational highlights. We revised the definition of ARR on September 5, 2019. The detailed definitions of these items and reconciliations of Non-GAAP financial measures to comparable GAAP measures are included below and in the reconciliation tables at the end of this press release. 2 The mega deal from Rockwell Automation was issued to satisfy a portion of expected FY20 demand and will be credited against committed ACV minimums due in FY20 under the parties’ strategic alliance agreement, as amended. Excluding the mega deal, bookings for the quarter were within the guidance range. 1

 Operating margin: Q4’19 GAAP operating margin was 11%, compared to 4% in Q4’18; Q4’19 non-GAAP operating margin was 22%, compared to 21% in Q4’18. FY’19 GAAP operating margin was 8%, compared to 6% in FY’18; FY’19 non-GAAP operating margin was 22%, compared to 18% in FY’18.  Total cash, cash equivalents, and marketable securities: As of the end of Q4’19 total cash, cash equivalents, and marketable securities was $327 million and total debt, net of deferred issuance costs, was $669 million3. We repurchased approximately 378,000 shares in the fourth quarter of fiscal 2019 and 1.4 million shares in fiscal 2019, spending $25 million and $115 million, respectively. Additionally, in Q4’19, we repaid $30 million on our revolving credit facility. In fiscal 2019, we also retired 3 million shares at no cost related to the ASR initiated in the fourth quarter of fiscal 2018. Fiscal 2020 Operational Outlook Our fiscal 2020 operational outlook includes the following general considerations:  ARR guidance: o Allows for potential impact of moderate weakening of macroeconomic conditions o Onshape contribution of approximately 100 bps of incremental growth o Contribution from ramp deals and deals with FY’20 start dates o Modest improvement to churn  FCF and adjusted FCF guidance reflects: o Operating cash flow of $248M - $268M o $30M of Capex o $37M of restructuring and headquarters relocation charges4 o Short-term impacts of $65M . $25M of incremental interest expense related to the Onshape acquisition . $25M of incremental tax impact driven by the timing of ASC606 revenue recognition . $15M of negative impact due to Fx In millions Operating Metrics ARR $1,245 - $1,280 YoY in CC 12% - 15% Free cash flow $218-$238 YoY in CC (1%) - 8% Adjusted free cash flow $255-$275 YoY in CC 4% - 12% Fiscal 2020 Financial Outlook Our fiscal 2020 financial outlook includes the following general considerations:  The Onshape acquisition (excluding the impact of purchase accounting and acquisition- related costs).  Operating expenses are expected to grow roughly 9%, slightly elevated due to the Onshape acquisition. We expect the run-rate to decline in the back half of FY’20.  Allows for potential impact of moderate weakening of macroeconomic conditions  Based on Fx rates as of September 30, 2019. 3 We plan to increase the revolving credit facility from $700 million to $1 billion in FY’20. 4 Adjusted free cash flow excludes $37 million of estimated restructuring payments related primarily to our workforce realignment associated with expected synergies and operational efficiencies related to the Onshape acquisition, and headquarters relocation. 2

- Sharecount will be roughly flat compared to FY'19. We are suspending the share repurchase program for one year to accelerate debt repayment.
- ASC 606 creates quarterly and annual volatility for on-premise subscription companies due to factors that affect revenue recognition such as:
    - Term length for new and renewal bookings
    - Contract start-date timing
    - Quarterly spread of new and renewal bookings
    - Support to subscription conversions
    - Potential future changes to revenue recognition for certain future products and future functionality as products become increasingly reliant on cloud functionality
- As such, we are providing a wide range on revenue and EPS.

For fiscal year ending September 30, 2020, the company expects:

In millions except per share amounts	GAAP	Non-GAAP[1]
Revenue	$1,410-$1,510	$1,410-$1,510
Effective tax rate	20%	19%
Diluted shares outstanding	116	116
Diluted earnings per share	$0.59-$1.22	$1.95-$2.60

[1] The FY'20 non-GAAP revenue and non-GAAP EPS guidance exclude the estimated items outlined in the table below, as well as any tax effects and discrete tax items (which are not known nor reflected).

In millions	FY'20
Restructuring charges	$25
Intangible asset amortization expense	$49
Stock-based compensation expense	$119
Total Estimated Pre-Tax GAAP adjustments	**$193**

Estimates for the effect of acquisition accounting on fair value of acquired deferred revenue, intangible amortization and acquisition-related charges related primarily to the Onshape acquisition are not reflected in the FY'20 revenue and EPS guidance table above.

PTC's Fiscal Fourth Quarter Results Conference Call, Prepared Remarks and Data Tables
Prepared remarks and financial data tables have been posted to the Investor Relations section of our website at ptc.com. The Company will host a conference call to discuss results at 5:00 pm ET on Wednesday, October 23, 2019. To access the live webcast, please visit PTC's Investor Relations website at investor.ptc.com at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. To participate in the live conference call, dial 773-799-3757 or 800-857-5592 and provide the passcode PTC. The call will be recorded, and a replay will be available for 10 days following the call by dialling 800-873-2012 and entering the passcode 9752. The archived webcast will also be available on PTC's Investor Relations website.

3

PTC Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		
	September 30, 2019 ASC 606	September 30, 2019 ASC 605	September 30, 2018 ASC 605
Revenue:			
Subscription license	$ 84,936		
Subscription support & cloud services	97,641		
Total Subscription	182,577	$ 185,483	$ 142,376
Perpetual support	100,007	98,577	117,819
Total recurring revenue	282,584	284,060	260,195
Perpetual license	9,347	8,530	27,030
Total software revenue	291,931	292,590	287,225
Professional services	43,073	42,238	25,296
Total revenue [1]	335,004	334,828	312,521
Cost of revenue: [2] [3]			
Cost of software revenue	48,813	48,415	43,765
Cost of professional services revenue	36,604	35,343	34,361
Total cost of revenue	85,417	83,758	78,126
Gross margin	249,587	251,070	234,395
Operating expenses: [2][3]			
Sales and marketing	101,307	111,701	109,198
Research and development	64,113	64,113	62,396
General and administrative	25,911	25,911	41,558
Amortization of acquired intangible assets	6,055	6,055	7,784
Restructuring and other charges, net	5,650	5,650	1,918
Total operating expenses	203,036	213,430	222,854
Operating income	46,551	37,640	11,541
Other expense, net [3]	(12,767)	(12,790)	(10,872)
Income before income taxes	33,784	24,850	669
Provision (benefit) for income taxes [4]	23,958	40,794	(12,522)
Net income (loss)	$ 9,826	$ (15,944)	$ 13,191
Earnings (loss) per share:			
Basic	$ 0.09	$ (0.14)	$ 0.11
Weighted average shares outstanding	115,025	115,025	117,823
Diluted	$ 0.08	$ (0.14)	$ 0.11
Weighted average shares outstanding	115,897	115,025	119,580

(1) See supplemental financial data for revenue by license, support, and professional services.
(2) See supplemental financial data for additional information about stock-based compensation.
(3) Periods prior to 2019 reflect immaterial expense reclassifications in connection with the adoption of new pension accounting prescribed in Accounting Standards Update 2017-07.
(4) Our tax provision for the fourth quarter of 2019 is based on estimates that are subject to final review.

4

PTC Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Twelve Months Ended		
	September 30, 2019 ASC 606	September 30, 2019 ASC 605	September 30, 2018 ASC 605
Revenue:			
Subscription license	$ 253,698		
Subscription support & cloud services	348,452		
Total Subscription	602,150	$ 667,597	$ 482,027
Perpetual support	415,248	411,030	496,826
Total recurring revenue	1,017,398	1,078,627	978,853
Perpetual license	70,702	72,191	109,634
Total software revenue	1,088,100	1,150,818	1,088,487
Professional services	167,531	160,676	153,337
Total revenue [1]	1,255,631	1,311,494	1,241,824
Cost of revenue: [2][3]			
Cost of software revenue	185,414	183,218	182,843
Cost of professional services revenue	139,964	134,936	143,659
Total cost of revenue	325,378	318,154	326,502
Gross margin	930,253	993,340	915,322
Operating expenses: [2][3]			
Sales and marketing	417,449	441,958	414,764
Research and development	246,888	246,888	249,786
General and administrative	127,919	127,919	143,045
Amortization of acquired intangible assets	23,841	23,841	31,350
Restructuring and other charges, net	51,114	51,114	3,764
Total operating expenses	867,211	891,720	842,709
Operating income	63,042	101,620	72,613
Other expense, net [3]	(42,742)	(42,916)	(43,957)
Income before income taxes	20,300	58,704	28,656
Provision (benefit) for income taxes [4]	47,760	55,725	(23,331)
Net income (loss)	$ (27,460)	$ 2,979	$ 51,987
Earnings (loss) per share:			
Basic	$ (0.23)	$ 0.03	$ 0.45
Weighted average shares outstanding	117,724	117,724	116,390
Diluted	$ (0.23)	$ 0.03	$ 0.44
Weighted average shares outstanding	117,724	118,714	118,158

(1) See supplemental financial data for revenue by license, support, and professional services.
(2) See supplemental financial data for additional information about stock-based compensation.
(3) Periods prior to 2019 reflect immaterial expense reclassifications in connection with the adoption of new pension accounting prescribed in Accounting Standards Update 2017-07.
(4) Our tax provision for fiscal 2019 is based on estimates that are subject to final review. Our 2018 year-to-date tax rate includes a benefit of $12 million relating to the enactment of the Tax Cuts and Jobs Act.

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PTC Inc. SUPPLEMENTAL FINANCIAL DATA FOR REVENUE AND STOCK-BASED COMPENSATION (in thousands) Revenue by license, support and services is as follows: Three Months Ended September 30, September 30, September 30, 2019 2019 2018 ASC 606 ASC 605 ASC 605 License revenue (1) $ 94,283 $ 173,514 $ 152,675 Support and cloud services revenue 197,648 119,076 134,550 Professional services revenue 43,073 42,238 25,296 Total revenue $ 335,004 $ 334,828 $ 312,521 Twelve Months Ended September 30, September 30, September 30, 2019 2019 2018 ASC 606 ASC 605 ASC 605 License revenue (1) $ 324,400 $ 666,770 $ 529,265 Support and cloud services revenue 763,700 484,048 559,222 Professional services revenue 167,531 160,676 153,337 Total revenue $ 1,255,631 $ 1,311,494 $ 1,241,824 (1) Under ASC 605, we have classified all subscription revenue as license revenue. The amounts in the income statement include stock-based compensation as follows: Three Months Ended September 30, September 30, September 30, 2019 2019 2018 ASC 606 ASC 605 ASC 605 Cost of software revenue $ 1,791 $ 1,791 $ 1,180 Cost of professional services revenue 1,361 1,361 2,233 Sales and marketing 6,912 6,912 10,066 Research and development 7,168 7,168 3,862 General and administrative (2,440) (2,440) 13,583 Total stock-based compensation $ 14,792 $ 14,792 $ 30,924 Twelve Months Ended September 30, September 30, September 30, 2019 2019 2018 ASC 606 ASC 605 ASC 605 Cost of software revenue $ 5,513 $ 5,513 $ 4,446 Cost of professional services revenue 6,426 6,426 7,079 Sales and marketing 32,026 32,026 24,893 Research and development 22,019 22,019 13,488 General and administrative 20,416 20,416 33,033 Total stock-based compensation $ 86,400 $ 86,400 $ 82,939 6

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		
	September 30, 2019 ASC 606	September 30, 2019 ASC 605	September 30, 2018 ASC 605
GAAP revenue	$ 335,004	$ 334,828	$ 312,521
Fair value adjustment of acquired deferred subscription revenue	-	-	75
Fair value adjustment of acquired deferred services revenue	192	192	223
Settlement adjustment - subscription revenue [2]	-	-	(5,250)
Settlement adjustment - services revenue [3]	-	-	14,546
Non-GAAP revenue	$ 335,196	$ 335,020	$ 322,115
GAAP gross margin	$ 249,587	$ 251,070	$ 234,395
Fair value adjustment of acquired deferred revenue	192	192	298
Settlement adjustment - revenue [2]	-	-	9,296
Fair value adjustment to deferred services cost	(88)	(88)	(91)
Stock-based compensation	3,152	3,152	3,413
Amortization of acquired intangible assets included in cost of revenue	6,874	6,874	6,677
Non-GAAP gross margin	$ 259,717	$ 261,200	$ 253,988
GAAP operating income	$ 46,551	$ 37,640	$ 11,541
Fair value adjustment of acquired deferred revenue	192	192	298
Settlement adjustment - revenue [2]	-	-	9,296
Fair value adjustment to deferred services cost	(88)	(88)	(91)
Stock-based compensation	14,792	14,792	30,924
Amortization of acquired intangible assets included in cost of revenue	6,874	6,874	6,677
Amortization of acquired intangible assets	6,055	6,055	7,784
Acquisition-related and other transactional charges included in general and administrative costs	1,895	1,895	135
Restructuring and other charges, net	5,650	5,650	1,918
Non-GAAP operating income [1]	$ 81,921	$ 73,010	$ 68,482
GAAP net income (loss)	$ 9,826	$ (15,944)	$ 13,191
Fair value adjustment of acquired deferred revenue	192	192	298
Settlement adjustment - revenue [2]	-	-	9,296
Fair value adjustment to deferred services cost	(88)	(88)	(91)
Stock-based compensation	14,792	14,792	30,924
Amortization of acquired intangible assets included in cost of revenue	6,874	6,874	6,677
Amortization of acquired intangible assets	6,055	6,055	7,784
Acquisition-related and other transactional charges included in general and administrative costs	1,895	1,895	135
Restructuring and other charges, net	5,650	5,650	1,918
Income tax adjustments [3]	29,317	32,673	(16,843)
Non-GAAP net income	$ 74,513	$ 52,099	$ 53,289
GAAP diluted earnings (loss) per share	$ 0.08	$ (0.14)	$ 0.11
Fair value adjustment of acquired deferred revenue	-	-	-
Settlement adjustment - revenue [2]	-	-	0.08
Stock-based compensation	0.13	0.13	0.26
Amortization of acquired intangibles	0.11	0.11	0.12
Acquisition-related and other transactional charges	0.02	0.02	-
Restructuring and other charges, net	0.05	0.05	0.02
Income tax adjustments	0.25	0.28	(0.14)
Non-GAAP diluted earnings per share	$ 0.64	$ 0.45	$ 0.45
GAAP diluted weighted average shares outstanding	115,897	115,025	119,580
Dilutive effect of stock-based compensation plans	-	872	-
Non-GAAP diluted weighted average shares outstanding	115,897	115,897	119,580

(1) Operating margin impact of non-GAAP adjustments:

	Three Months Ended		
	September 30, 2019 ASC 606	September 30, 2019 ASC 605	September 30, 2018 ASC 605
GAAP operating margin	13.9%	11.2%	3.7%
Fair value adjustment of acquired deferred revenue	0.1%	0.1%	0.1%
Settlement adjustment - revenue [2]	0.0%	0.0%	2.4%
Fair value adjustment to deferred services cost	0.0%	0.0%	0.0%
Stock-based compensation	4.4%	4.4%	9.9%
Amortization of acquired intangibles	3.9%	3.9%	4.6%
Acquisition-related and other transactional charges	0.6%	0.6%	0.0%
Restructuring and other charges, net	1.7%	1.7%	0.6%
Non-GAAP operating margin	24.4%	21.8%	21.3%

(2) Our Q4'18 and FY'18 GAAP revenue results include the impact of a settlement of a customer dispute concerning a professional services receivable. The settlement, reached in September 2018, included partial payment of the receivable and new software purchases. The net revenue write-down recorded in the fourth quarter of 2018 was $9.3 million, comprised of a $14.5 million services revenue write-down, partially offset by new subscription revenue of $5.2 million. We have excluded these amounts from our Non-GAAP results.

(3) We have recorded a full valuation allowance against our U.S. net deferred tax assets. As we are profitable on a non-GAAP basis, the 2019 and 2018 non-GAAP tax provisions are being calculated assuming there is no valuation allowance. Income tax adjustments reflect the tax effects of non-GAAP adjustments, which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above. The fourth quarter of 2018 excludes the GAAP benefit of a $3 million valuation allowance release in a foreign jurisdiction as the jurisdiction was profitable on a non-GAAP basis.

7

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Twelve Months Ended		
	September 30, 2019 ASC 606	September 30, 2019 ASC 605	September 30, 2018 ASC 605
GAAP revenue	$ 1,255,631	$ 1,311,494	$ 1,241,824
Fair value adjustment of acquired deferred subscription revenue	66	66	341
Fair value adjustment of acquired deferred services revenue	721	721	929
Settlement adjustment - subscription revenue [2]	-	-	(5,250)
Settlement adjustment - services revenue [2]	-	-	14,546
Non-GAAP revenue	$ 1,256,418	$ 1,312,281	$ 1,252,390
GAAP gross margin	$ 930,253	$ 993,340	$ 915,322
Fair value adjustment of acquired deferred revenue	787	787	1,270
Settlement adjustment - revenue [2]	-	-	9,296
Fair value adjustment to deferred services cost	(308)	(308)	(384)
Stock-based compensation	11,939	11,939	11,525
Amortization of acquired intangible assets included in cost of revenue	27,306	27,306	26,706
Non-GAAP gross margin	$ 969,977	$ 1,033,064	$ 963,735
GAAP operating income	$ 63,042	$ 101,620	$ 72,613
Fair value adjustment of acquired deferred revenue	787	787	1,270
Settlement adjustment - revenue [2]	-	-	9,296
Fair value adjustment to deferred services cost	(308)	(308)	(384)
Stock-based compensation	86,400	86,400	82,939
Amortization of acquired intangible assets included in cost of revenue	27,306	27,306	26,706
Amortization of acquired intangible assets	23,841	23,841	31,350
Acquisition-related and other transactional charges included in general and administrative costs	3,110	3,110	1,853
Restructuring and other charges, net	51,114	51,114	3,764
Non-GAAP operating income [1]	$ 255,292	$ 293,870	$ 229,407
GAAP net income (loss)	$ (27,460)	$ 2,979	$ 51,987
Fair value adjustment of acquired deferred revenue	787	787	1,270
Settlement adjustment - revenue [2]	-	-	9,296
Fair value adjustment to deferred services cost	(308)	(308)	(384)
Stock-based compensation	86,400	86,400	82,939
Amortization of acquired intangible assets included in cost of revenue	27,306	27,306	26,706
Amortization of acquired intangible assets	23,841	23,841	31,350
Acquisition-related and other transactional charges included in general and administrative costs	3,110	3,110	1,853
Restructuring and other charges, net	51,114	51,114	3,764
Income tax adjustments [3]	29,719	11,816	(37,581)
Non-GAAP net income	$ 194,509	$ 207,045	$ 171,200
GAAP diluted earnings (loss) per share	$ (0.23)	$ 0.03	$ 0.44
Fair value adjustment of acquired deferred revenue	0.01	0.01	0.01
Settlement adjustment - revenue [2]	-	-	0.08
Stock-based compensation	0.73	0.73	0.70
Amortization of acquired intangibles	0.43	0.43	0.49
Acquisition-related and other transactional charges	0.03	0.03	0.02
Restructuring and other charges, net	0.43	0.43	0.03
Income tax adjustments	0.25	0.10	(0.32)
Non-GAAP diluted earnings per share	$ 1.64	$ 1.74	$ 1.45
GAAP diluted weighted average shares outstanding	117,724	118,714	118,158
Dilutive effect of stock-based compensation plans	990	-	-
Non-GAAP diluted weighted average shares outstanding	118,714	118,714	118,158

(1) Operating margin impact of non-GAAP adjustments:

	Twelve Months Ended		
	September 30, 2019 ASC 606	September 30, 2019 ASC 605	September 30, 2018 ASC 605
GAAP operating margin	5.0%	7.7%	5.8%
Fair value adjustment of acquired deferred revenue	0.1%	0.1%	0.1%
Settlement adjustment - revenue [2]	0.0%	0.0%	0.6%
Fair value adjustment to deferred services cost	0.0%	0.0%	0.0%
Stock-based compensation	6.9%	6.6%	6.7%
Amortization of acquired intangibles	4.1%	3.9%	4.7%
Acquisition-related and other transactional charges	0.2%	0.2%	0.1%
Restructuring and other charges, net	4.1%	3.9%	0.3%
Non-GAAP operating margin	20.3%	22.4%	18.3%

(2) Our Q4'18 and FY'18 GAAP revenue results include the impact of a settlement of a customer dispute concerning a professional services receivable. The settlement, reached in September 2018, included partial payment of the receivable and new software purchases. The net revenue write-down recorded in the fourth quarter of 2018 was $9.3 million, comprised of a $14.5 million services revenue write-down, partially offset by new subscription revenue of $5.2 million. We have excluded these amounts from our Non-GAAP results.

(3) We have recorded a full valuation allowance against our U.S. net deferred tax assets. As we are profitable on a non-GAAP basis, the 2019 and 2018 non-GAAP tax provisions are being calculated assuming there is no valuation allowance. Income tax adjustments reflect the tax effects of non-GAAP adjustments, which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above. The fourth quarter of 2018 excludes the GAAP benefit of a $3 million valuation allowance release in a foreign jurisdiction as the jurisdiction was profitable on a non-GAAP basis and a non-cash benefit of approximately $12 million related to the enactment of the Tax Cuts and Jobs Act.

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PTC Inc. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (1) (in thousands) September 30, September 30, September 30, 2019 2019 2018 (2) ASC 606 ASC 605 ASC 605 ASSETS Cash and cash equivalents $ 269,579 $ 269,579 $ 259,946 Marketable securities 57,435 57,435 55,951 Accounts receivable, net 372,743 107,921 129,297 Property and equipment, net 105,531 105,531 80,613 Goodwill and acquired intangible assets, net 1,408,128 1,408,128 1,382,659 Other assets 452,600 523,314 420,556 Total assets $ 2,666,016 $ 2,471,908 $ 2,329,022 LIABILITIES AND STOCKHOLDERS' EQUITY Deferred revenue $ 396,632 $ 578,748 $ 499,442 Debt, net of deferred issuance costs 669,134 669,134 643,268 Other liabilities 398,252 347,693 311,723 Stockholders' equity 1,201,998 876,333 874,589 Total liabilities and stockholders' equity $ 2,666,016 $ 2,471,908 $ 2,329,022 (1) Our consolidated balance sheet as of September 30, 2019 under ASC 606 is preliminary, pending final adjustments required as a result of our adoption of ASC 606. In addition, the tax balances are based on estimates that are subject to final review. We expect the adjustments to be finalized prior to the filing of our Form 10-K for fiscal (2) The adoption of ASC 606 resulted in up front license recognition under our subscription contracts, resulting in unbilled receivables, and an increase in receivables previously included in other current assets under ASC 605 related to billed but uncollected support and subscription receivables that had corresponding deferred revenue. The adoption also resulted in a decrease in deferred revenue primarily due to the up front license recognition to accumulated deficit at the time of adoption related to on-premise subscription software licenses. 9

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Twelve Months Ended	
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Cash flows from operating activities:				
Net income (loss)	$ 9,826	$ 13,191	$ (27,460)	$ 51,987
Stock-based compensation	14,792	30,924	86,400	82,939
Depreciation and amortization	19,190	22,105	77,824	87,408
Accounts receivable	(58,808)	(799)	29,446	20,396
Accounts payable and accruals	23,420	37,150	4,102	(1,737)
Deferred revenue	20,550	(26,653)	45,875	56,141
Income taxes	14,717	(16,228)	1,940	(46,233)
Other [1]	11,529	2,270	67,018	(3,149)
Net cash provided by operating activities [4]	55,216	61,960	285,145	247,752
Capital expenditures	(4,832)	(17,375)	(64,411)	(36,041)
Acquisition of businesses, net of cash acquired [2]	-	-	(86,737)	(3,000)
Purchase of intangible asset	-	-	-	(3,000)
Borrowings (payments) on debt, net	(30,000)	(50,000)	25,000	(70,000)
Net proceeds associated with issuance of common stock [3]	8,817	1,008,182	12,975	1,015,654
Repurchases of common stock [3]	(24,999)	(1,000,000)	(114,994)	(1,100,000)
Payments of withholding taxes in connection with vesting of stock-based awards	(175)	(577)	(44,366)	(45,374)
Proceeds from (purchase of) investments	-	-	(7,500)	(1,000)
Contingent consideration	-	(525)	(1,575)	(8,275)
Purchases of marketable securities, net	(2,778)	(1,748)	(1,051)	(6,171)
Other financing & investing activities	5,166	(2,851)	9,675	(2,851)
Foreign exchange impact on cash	(4,708)	(4,201)	(2,565)	(7,810)
Net change in cash, cash equivalents, and restricted cash [1]	1,707	(7,135)	9,596	(20,116)
Cash, cash equivalents, and restricted cash, beginning of period	268,982	268,228	261,093	281,209
Cash, cash equivalents, and restricted cash, end of period	$ 270,689	$ 261,093	$ 270,689	$ 261,093

(1) In the first quarter of fiscal 2019, we adopted Accounting Standards Update (ASU) 2016-18 - *Statement of Cash Flows (Topic 230)*. In accordance with this guidance, we excluded the $0.5 million increase and $0.1 million increase related to the change in restricted cash from the change in other current assets for the three months and twelve months ended September 30, 2018, respectively.

(2) On December 29, 2018, we acquired Frustum for $70 million, net of cash acquired.

(3) In the fourth quarter of 2018, Rockwell Automation made a $1.0 billion equity investment in PTC as part of a strategic alliance. Using the cash proceeds from this investment, PTC entered into a $1.0 billion accelerated share repurchase.

(4) Our consolidated cash flows as of September 30, 2019 are preliminary, pending final balance sheet adjustments required as a result of our adoption of ASC 606. In addition, our tax balances are based on estimates that are subject to final review. Any adjustments will impact components of operating cash flow, but not total cash from operating activities. We expect the adjustments to be finalized prior to the filing of our Form 10-K for fiscal year 2019.

Important Disclosures

Important Information About Our Operating and Non-GAAP Financial Measures

PTC provides non-GAAP supplemental information to its financial results. We use these non-GAAP measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a view of our operating results without items that are not, in our view, indicative of our operating results. We believe that these non-GAAP measures help illustrate underlying trends in our business, and we use the measures to establish budgets and operational goals, communicated internally and externally, for managing our business and evaluating our performance. We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to the results of peer companies. In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on our

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financial results and such items often recur. Management uses, and investors should consider, non-GAAP measures in conjunction with our GAAP results. Non-GAAP revenue, non-GAAP operating expense, non-GAAP operating margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income and non-GAAP EPS exclude the effect of the following items: fair value of acquired deferred revenue, fair value adjustment to deferred services cost, stock-based compensation, amortization of acquired intangible assets, acquisition-related and other transactional charges included in general and administrative costs, restructuring and headquarters relocation charges, and income tax adjustments. Additional information about the items we exclude from our non-GAAP financial measures and the reasons we exclude them can be found in “Non-GAAP Financial Measures” of our Annual Report on Form 10-K for the fiscal year ended September 30, 2018. Free Cash Flow and Adjusted Free Cash Flow - PTC also provides information on “free cash flow” and “adjusted free cash flow” to enable investors to assess our ability to generate cash without incurring additional external financings and to evaluate our performance against our announced long-term goal of returning approximately 50% of our free cash flow to shareholders via stock repurchases. Free cash flow is net cash provided by (used in) operating activities less capital expenditures; adjusted free cash flow is free cash flow excluding restructuring payments and certain identified non-ordinary course payments. Free cash flow and adjusted free cash flow are not measures of cash available for discretionary expenditures. Constant Currency Change Metric - Year-over-year changes in revenue and bookings on a constant currency basis compare reported results excluding the effect of any hedging converted into U.S. dollars based on the corresponding prior year’s foreign currency exchange rates to reported results for the comparable prior year period. Operating Measures ARR To help investors understand and assess the success of our subscription transition, we provide an ARR operating measure. On September 5, 2019, we revised the ARR definition. ARR represents the annualized value of our portfolio of recurring customer arrangements as of the end of the reporting period, including subscription software, cloud, and support contracts. This is a change from our prior definition where ARR for a quarter was calculated by dividing the portion of non- GAAP software revenue attributable to subscription and support under ASC 605 for the quarter by the number of days in the quarter and multiplying by 365. We believe ARR is a valuable operating metric to measure the health of a subscription business because it captures expected subscription and support cash generation from new customers, existing customer expansions and includes the impact of churn (gross churn net of pricing). Because this measure represents the annualized value of recurring customer contracts as of the end of a reporting period, ARR does not represent revenue for any particular period or remaining revenue that will be recognized in future periods. New Subscription Annualized Contract Value (ACV) New subscription ACV includes new subscription and support ARR from existing customer expansions and from new customers. Churn 11

Churn is gross churn net of pricing, it does not include upsell and cross sell. Cash Generation Cash generation is ARR plus perpetual license revenue and professional services revenue. Cost of Revenue Cost of revenue includes cost of license, cost of support and cloud services, and cost of professional services. Software Revenue Any reference to “total recurring software revenue” or “recurring software revenue” means the sum of subscription revenue and support revenue. Any reference to “total software revenue” or “software revenue” means the sum of subscription revenue, support revenue and perpetual license revenue. “Subscription revenue” includes cloud services revenue. Navigate Allocation Revenue and bookings for the Navigate™ ThingWorx-based IoT solution for PLM are allocated 50% to Solutions and 50% to IoT. Foreign Currency Impacts on our Business We have a global business, with Europe and Asia historically representing approximately 60% of our revenue, and fluctuation in foreign currency exchange rates can significantly impact our results. We do not forecast currency movements; rather we provide detailed constant currency commentary. Bookings Metrics On Sept 5, 2019 we announced a revision to our reporting measures. We will no longer provide bookings but instead will provide ARR, which we believe provides a more comprehensive view of a subscription business. We offer both perpetual and subscription licensing options to our customers, as well as monthly software rentals for certain products. Given the difference in revenue recognition between the sale of a perpetual software license and a subscription, we use bookings for internal planning, forecasting and reporting of new license and cloud services transaction (as subscription bookings includes cloud services bookings). In order to normalize between perpetual and subscription licenses, we define subscription bookings as the subscription annualized contract value (subscription ACV) of new subscription contracts multiplied by a conversion factor of 2. We arrived at the conversion factor of 2 by considering a number of variables including pricing, support, length of term, and renewal rates. We define subscription ACV as the total value of a new subscription contract (which may include annual values that increase over time) divided by the term of the contract (in days) multiplied by 365. If the term of the subscription contract is less than a year, and is not associated with an existing contract, the booking is equal to the total contract value. Beginning in Q3’18, minimum ACV commitments under our Strategic Alliance Agreement with Rockwell Automation are included in subscription ACV if the period-to-date minimum ACV commitment exceeds actual ACV sold under the Agreement. License and subscription bookings equal subscription bookings (as described above) plus perpetual license bookings. Because subscription bookings is a metric we use to approximate the value of subscription sales if sold as perpetual licenses, it does not represent the actual revenue that will be recognized with respect to subscription sales or that would be recognized if the sales were perpetual licenses, nor does the annualized value of monthly software rental bookings represent the value of any such booking. 12

Forward-Looking Statements Statements in this press release that are not historic facts, including statements about our future financial and growth expectations and targets, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include: the macroeconomic and/or global manufacturing climates may deteriorate due to, among other factors, the geopolitical environment, including the focus on technology transactions with non-U.S. entities and potential expanded prohibitions, and ongoing trade tensions and tariffs; our businesses, including our Internet of Things (IoT) and Augmented Reality businesses, may not expand and/or generate the revenue we expect if customers are slower to adopt those technologies than we expect or adopt competing technologies; bookings associated with minimum ACV commitments under our Strategic Alliance Agreement with Rockwell Automation may not result in subscription contracts sold through to end-user customers; the Onshape acquisition may not close when or as we expect and may not provide the competitive benefit we expect; we may be unable to generate sufficient operating cash flow to repay the Onshape debt when or as we expect or to return 50% of free cash flow to shareholders and other uses of cash or our credit facility limits or other matters could preclude such repayments or share repurchases; we may be unable to expand our outstanding credit facility as we expect, which could adversely affect our liquidity and our credit rating; we may be unable to expand our partner ecosystem as we expect; and our partners may not generate the revenue we expect. In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses and profits. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. About PTC (NASDAQ: PTC) PTC unleashes industrial innovation with award-winning, market-proven solutions that enable companies to differentiate their products and services, improve operational excellence, and increase workforce productivity. With PTC, and its partner ecosystem, manufacturers can capitalize on the promise of today’s new technology to drive digital transformation. PTC.com @PTC Blogs PTC Investor Relations Contacts Tim Fox Noelle Faris tifox@ptc.com nfaris@ptc.com 13